Exhibit 4.17

THE SECURITIES REPRESENTED HEREBY (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.


                          COMMON STOCK PURCHASE WARRANT


                                RAMP CORPORATION


                             Expires August 18, 2009


No.:  A-04-2                                          Number of Shares:  500,000
Date of Issuance:  August 18, 2004


         1. Issuance. For good and valuable consideration, the receipt of which is hereby acknowledged by Ramp Corporation, a Delaware corporation (the "Company"), RICHARD ROSENBLUM, or his registered assigns (the "Holder") is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, on August 18, 2009 (the "Expiration Date"), Five Hundred Thousand (500,000) shares of the Company's common stock, par value $.001 per share (the "Common Stock") at an exercise price (the "Exercise Price") equal to $0.18 cents per share. The Exercise Price shall be subject to further adjustment as set forth in Section 6 hereof.

         2. Exercise of Warrants. This Warrant is exercisable in whole or in part at the Exercise Price per share of Common Stock payable hereunder, payable, at the option of the Holder, in cash or by certified or official bank check. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

         3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

         4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

         5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

         6. Protection Against Dilution.

            (a) Adjustment Mechanism. If an adjustment of the Exercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted purchase price per share, to equal
(iii) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the total purchase price before adjustment.

            (b) Capital Adjustments. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original purchase price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section 6 shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders of the Company shall be deemed a stock dividend to the extent such rights are exercised by the stockholders.

            (c) Adjustment for Spin Off. If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then

                        (i) the Company  shall cause (a) to be reserved Spin Off
            Securities equal to the number thereof which would have been issued to the Holder in the event all of the Holder's unexercised Warrants outstanding on the record date (the "Record Date") for determining the number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Warrants") been exercised as of the close of business on the trading day immediately prior to the Record Date (the "Reserved Spin Off Shares"), and (b) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the amount of the Outstanding Warrants; and

                           (ii) the Exercise Price on the Outstanding Warrants shall be adjusted immediately after consummation of the Spin Off by multiplying the Exercise Price by a fraction (if, but only if, such fraction is less than 1.0), the numerator of which is the average Closing Bid Price of the Common Stock for the five (5) trading days immediately following the fifth trading day after the Record Date, and the denominator of which is the average Closing Bid Price of the Common Stock on the five (5) trading days immediately preceding the Record Date; and such adjusted Exercise Price shall be deemed to be the Exercise Price with respect to the Outstanding Warrants after the Record Date.

         7. Warrant Call. At any time or from time to time following the forty-fifth (45th) day after the Registration Statement (as defined in Section 9(b) hereof) has been declared effective and only if such Registration Statement remains effective at all times during the Call Exercise Period (as defined below), the Company, at its option, may, upon written notice to the Holder (the "Call Notice"), call up to one hundred percent (100%) of the Warrant Shares if the Common Stock trades at a price equal to or greater than $0.20 cents per share for five (5) consecutive trading days prior to the date the Company calls the Warrant. To be effective, the Call Notice must be given within ten (10) business days after the aforementioned five (5) day period. The rights and privileges granted pursuant to this Warrant with respect to such Warrant Shares subject to the Call Notice shall terminate if this Warrant is not exercised by the Holder in accordance with the Call Notice with respect to such Warrant Shares by the Holder within ten (10) business days after the Call Notice is received by the Holder (the "Call Exercise Period"). In the event that this Warrant is not exercised by the Holder with respect to the Warrant Shares subject to the Call Notice within the Call Exercise Period, this Warrant shall automatically expire at 5:00 p.m. eastern time on the last day of the Call Exercise Period and the Company will remit to the Holder $0.001 per Warrant Share and a new Warrant certificate representing the number of Warrant Shares, if any, with respect to which this Warrant has not been exercised or subject to a Call Notice upon such Holder tendering to the Company the expired Warrant certificate.

         8. Limitation on Exercise. Notwithstanding anything to the contrary set forth in this Warrant, (i) the Holder shall not be entitled to exercise this Warrant and the Company shall have no obligation to issue shares of Common Stock upon such exercise of all or any portion of this Warrant, and (ii) the Company shall not be entitled to issue a Call Notice under Section 7 hereof, to the extent that, following the exercise by the Holder, the Beneficial Ownership Number (as defined below) is equal to or greater than 4.99% of the outstanding shares of Common Stock (including the shares to be issued to the Holder upon such exercise). Notwithstanding the foregoing, this Section 8 shall have no further force and effect if there is an outstanding tender offer for any or all of the shares of the Company's Common Stock, or the Holder, at its option, provides at least sixty-five (65) days' advance written notice from the Holder that this Section 8 shall have no further force and effect. For purposes of this Section, "Beneficial Ownership Number" shall equal the sum of (i) the number of shares of Common Stock owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of this Warrant or other rights to purchase Common Stock or through the ownership of convertible securities), and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant. For purposes of this Section, "beneficial ownership" shall be defined in accordance with Rule 13(d)-3 of the Securities Exchange Act of 1934, as amended. The Holder, by its acceptance of this Warrant, further agrees that if the Holder transfers or assigns any of the Warrants to any party, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 8 as if such transferee or assignee were the original Holder hereof.

         9. Transfer to Comply with the Securities Act; Registration Rights.

            (a) This Warrant has not been registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state securities laws, and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

            (b) The Company agrees to file a registration statement, which shall include the Warrant Shares, on Form S-3 or another available form (the "Registration Statement"), within thirty (30) days following the date hereof.

         10. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two (2) days after the date of deposit in the United States mails, as follows:

                           (i)      if to the Company, to:

                                    Ramp Corporation
                                    33 Maiden Lane
                                    New York, New York 10038
                                    Attn:  President
                                    Telephone No.: (212) 440-1500
                                    Facsimile No.: (212) 480-4962

                                    with a copy to:

                                    Jenkens & Gilchrist Parker Chapin LLP
                                    The Chrysler Building
                                    405 Lexington Avenue

                                    New York, New York  10174
                                    Attn: Martin Eric Weisberg, Esq.
                                    Telephone No.: (212) 704-6000
                                    Facsimile No.: (212) 704-6288

                           (ii)     if to the Holder, to:

                                    Krieger & Prager LLP
                                    39 Broadway, Suite 1440
                                    New York, New York 10006
                                    Attn:  Samuel M. Krieger, Esq.
                                    Telephone No.: (212) 363-2900
                                    Facsimile No.: (212) 363-2999

Any party may be notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

         11. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and there are no representations, warranties, agreements or understandings other than expressly contained herein.

         12. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         13. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         14. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of this 18th day of August, 2004.


                                      RAMP CORPORATION


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                          NOTICE OF EXERCISE OF WARRANT

         The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate No. A-04-2 dated as of August 18, 2004, to purchase Five Hundred Thousand (500,000) shares of the Common Stock, par value $.001 per share, of Ramp Corporation and tenders herewith payment in accordance with Section 1 of said Common Stock Purchase Warrant.

         Please deliver the stock certificate to:

                                            ----------------------------
                                            ----------------------------
                                            ----------------------------
                                            ----------------------------
                                            ----------------------------



Dated: _____ day of __________, 200_


                                       -----------------------------------------


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

THE SECURITIES REPRESENTED HEREBY (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.


                          COMMON STOCK PURCHASE WARRANT


                                RAMP CORPORATION


                             Expires August 18, 2009


No.:  A-04-4                                          Number of Shares:  500,000
Date of Issuance:  August 18, 2004


         1. Issuance. For good and valuable consideration, the receipt of which is hereby acknowledged by Ramp Corporation, a Delaware corporation (the "Company"), RICHARD ROSENBLUM, or his registered assigns (the "Holder") is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, on August 18, 2009 (the "Expiration Date"), Five Hundred Thousand (500,000) shares of the Company's common stock, par value $.001 per share (the "Common Stock") at an exercise price (the "Exercise Price") equal to $0.18 cents per share. The Exercise Price shall be subject to further adjustment as set forth in Section 6 hereof.

         2. Exercise of Warrants. This Warrant is exercisable in whole or in part at the Exercise Price per share of Common Stock payable hereunder, payable, at the option of the Holder, in cash or by certified or official bank check. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

         3. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

         4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

         5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

         6. Protection Against Dilution.

            (a) Adjustment Mechanism. If an adjustment of the Exercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted purchase price per share, to equal
(iii) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the total purchase price before adjustment.

            (b) Capital Adjustments. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original purchase price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section 6 shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders of the Company shall be deemed a stock dividend to the extent such rights are exercised by the stockholders.

            (c) Adjustment for Spin Off. If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then

                           (i) the Company shall cause (a) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder in the event all of the Holder's unexercised Warrants outstanding on the record date (the "Record Date") for determining the number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Warrants") been exercised as of the close of business on the trading day immediately prior to the Record Date (the "Reserved Spin Off Shares"), and (b) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the amount of the Outstanding

         Warrants; and

                           (ii) the Exercise Price on the Outstanding Warrants shall be adjusted immediately after consummation of the Spin Off by multiplying the Exercise Price by a fraction (if, but only if, such fraction is less than 1.0), the numerator of which is the average Closing Bid Price of the Common Stock for the five (5) trading days immediately following the fifth trading day after the Record Date, and the denominator of which is the average Closing Bid Price of the Common Stock on the five (5) trading days immediately preceding the Record Date; and such adjusted Exercise Price shall be deemed to be the Exercise Price with respect to the Outstanding Warrants after the Record Date.

         7. Warrant Call. At any time or from time to time following the forty-fifth (45th) day after the Registration Statement (as defined in Section 9(b) hereof) has been declared effective and only if such Registration Statement remains effective at all times during the Call Exercise Period (as defined below), the Company, at its option, may, upon written notice to the Holder (the "Call Notice"), call up to one hundred percent (100%) of the Warrant Shares if the Common Stock trades at a price equal to or greater than $0.20 cents per share for five (5) consecutive trading days prior to the date the Company calls the Warrant. To be effective, the Call Notice must be given within ten (10) business days after the aforementioned five (5) day period. The rights and privileges granted pursuant to this Warrant with respect to such Warrant Shares subject to the Call Notice shall terminate if this Warrant is not exercised by the Holder in accordance with the Call Notice with respect to such Warrant Shares by the Holder within ten (10) business days after the Call Notice is received by the Holder (the "Call Exercise Period"). In the event that this Warrant is not exercised by the Holder with respect to the Warrant Shares subject to the Call Notice within the Call Exercise Period, this Warrant shall automatically expire at 5:00 p.m. eastern time on the last day of the Call Exercise Period and the Company will remit to the Holder $0.001 per Warrant Share and a new Warrant certificate representing the number of Warrant Shares, if any, with respect to which this Warrant has not been exercised or subject to a Call Notice upon such Holder tendering to the Company the expired Warrant certificate.

         8. Limitation on Exercise. Notwithstanding anything to the contrary set forth in this Warrant, (i) the Holder shall not be entitled to exercise this Warrant and the Company shall have no obligation to issue shares of Common Stock upon such exercise of all or any portion of this Warrant, and (ii) the Company shall not be entitled to issue a Call Notice under Section 7 hereof, to the extent that, following the exercise by the Holder, the Beneficial Ownership Number (as defined below) is equal to or greater than 4.99% of the outstanding shares of Common Stock (including the shares to be issued to the Holder upon such exercise). Notwithstanding the foregoing, this Section 8 shall have no further force and effect if there is an outstanding tender offer for any or all of the shares of the Company's Common Stock, or the Holder, at its option, provides at least sixty-five (65) days' advance written notice from the Holder that this Section 8 shall have no further force and effect. For purposes of this Section, "Beneficial Ownership Number" shall equal the sum of (i) the number of shares of Common Stock owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of this Warrant or other rights to purchase Common Stock or through the ownership of convertible securities), and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant. For purposes of this Section, "beneficial ownership" shall be defined in accordance with Rule 13(d)-3 of the Securities Exchange Act of 1934, as amended. The Holder, by its acceptance of this Warrant, further agrees that if the Holder transfers or assigns any of the Warrants to any party, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 8 as if such transferee or assignee were the original Holder hereof.

         9. Transfer to Comply with the Securities Act; Registration Rights.

            (a) This Warrant has not been registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state securities laws, and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

            (b) The Company agrees to file a registration statement, which shall include the Warrant Shares, on Form S-3 or another available form (the "Registration Statement"), within thirty (30) days following the date hereof.

         10. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two (2) days after the date of deposit in the United States mails, as follows:

                           (i)      if to the Company, to:

                                    Ramp Corporation
                                    33 Maiden Lane
                                    New York, New York 10038
                                    Attn:  President
                                    Telephone No.: (212) 440-1500
                                    Facsimile No.: (212) 480-4962

                                    with a copy to:

                                    Jenkens & Gilchrist Parker Chapin LLP
                                    The Chrysler Building
                                    405 Lexington Avenue
                                    New York, New York  10174
                                    Attn: Martin Eric Weisberg, Esq.
                                    Telephone No.: (212) 704-6000
                                    Facsimile No.: (212) 704-6288

                           (ii)     if to the Holder, to:

                                    Krieger & Prager LLP
                                    39 Broadway, Suite 1440
                                    New York, New York 10006
                                    Attn:  Samuel M. Krieger, Esq.
                                    Telephone No.: (212) 363-2900
                                    Facsimile No.: (212) 363-2999

Any party may be notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

         11. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and there are no representations, warranties, agreements or understandings other than expressly contained herein.

         12. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         13. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         14. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of this 18th day of August, 2004.


                                      RAMP CORPORATION


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                          NOTICE OF EXERCISE OF WARRANT

         The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate No. A-04-4 dated as of August 18, 2004, to purchase Five Hundred Thousand (500,000) shares of the Common Stock, par value $.001 per share, of Ramp Corporation and tenders herewith payment in accordance with Section 1 of said Common Stock Purchase Warrant.

         Please deliver the stock certificate to:

                                            ----------------------------
                                            ----------------------------
                                            ----------------------------
                                            ----------------------------
                                            ----------------------------



Dated: _____ day of __________, 200_


                                       -----------------------------------------


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title: